Exhibit 23


[Letterhead of Deloitte & Touche LLP]






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement Nos. 333-54092, 333-36462 and 333-45511 of Altair International Inc. on Form S-3 and Registration Statements No. 333-64495 and 333-33481 of Altair International Inc. on Form S-8 of our report dated March 30, 2001 appearing in the Amendment No. 3 to Annual Report on Form 10-K/A of Altair International Inc. for the year ended December 31, 2000.



By: /s/ Deloitte & Touche LLP
-----------------------------
        Deloitte & Touche LLP



Salt Lake City, Utah
May 5, 2001
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